Exhibit 24

POWER OF ATTORNEY


   WHEREAS, each individual, entity, or group of entities, set forth in Exhibit A hereto (each, a "Grantor") has appointed Stephanie J. Brown with full power of substitution, for the Grantor and in her or its name, to notify companies and to sign such notices, filings or amendments thereto, in respect of interests in shares held, directly or beneficially, by the Grantor, pursuant to the laws and regulations of countries and other jurisdictions within the U.S. and other jurisdictions within North America, Central America, South America, Bermuda, and the Caribbean (collectively, the "Applicable Countries"), as shall from time to time be applicable to the Grantor.

   NOW, THEREFORE, the undersigned hereby constitutes and appoints Bryan Comtois as her substitute, to have all the powers of the undersigned regarding filings required with respect to each Grantor by the laws and regulations within the Applicable Countries.

   The Power of Attorney granted herein shall remain in full force and effect only for such time as the undersigned shall continue to be an officer of Fidelity Management & Research Company LLC, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked in whole or in part at any time by the undersigned in writing.

By /s/ Stephanie J. Brown
Stephanie J. Brown
Chief Compliance Officer of Fidelity Management & Research Company LLC



Dated: February 3, 2023

Exhibit A

1. Abigail P. Johnson
2. FMR LLC
3. The Fidelity Alternatives Funds for which Fidelity Diversifying Solutions LLC serves as investment adviser
4. The Fidelity Equity and High Income Funds for which Fidelity Management & Research Company LLC serves as investment adviser
5. The Fidelity Fixed Income and Asset Allocation Funds for which Fidelity Management & Research Company LLC serves as investment adviser
6. The Funds for which Strategic Advisers LLC serves as investment adviser
7. FIAM Holdings LLC, FIAM LLC and Fidelity Institutional Asset Management Trust Company
8. Fidelity Advisor Holdings LLC
9. Fidelity Bay Street Holdings LLC
10. Fidelity Canada Investors LLC
11. Fidelity Diversifying Solutions LLC
12. Fidelity Management & Research Company LLC
13. Fidelity Management & Research (Hong Kong) Limited
14. Fidelity Management & Research (Japan) Limited
15. FMR Investment Management (UK) Limited
16. Fidelity Management & Research (Canada) ULC
17. Fidelity Investments Canada ULC
18. Fidelity Management Trust Company
19. Fidelity Personal and Workplace Advisors LLC
20. Strategic Advisers LLC
21. Crosby Advisors LLC
22. Impresa Management LLC and the collective investment vehicles for which Impresa Management LLC acts as manager, general partner or general partner of the general partner
23. Eight Roads Holdings Limited, Eight Roads Investments, and Eight Roads Shareholdings Limited
24. Fidelity Investments Canada ULC
25. FIL Limited and each of its direct and indirect subsidiaries
26. Pandanus Associates, Inc. and Pandanus Partners L.P.